EXHIBIT 10.12
                                                                   -------------


                            AMENDMENT NO. 4 TO LEASE

         THIS AMENDMENT NO. 4 TO LEASE (the "Fourth Amendment") is made and entered into as of the 8th day of February, 2000 between Landlord and Tenant named below.

LANDLORD:                  LONG WHARF DRIVE, LLC
                           310 Orange Street
                           New Haven, CT 06511

TENANT:                    dsl.net, incorporated
                           545 Long Wharf Drive
                           New Haven, CT 06511

BUILDING:                  545 Long Wharf Drive
                           New Haven, CT 06511

         WHEREAS, Landlord and Tenant executed a lease (the "Initial Lease") dated as of February 5, 1999 (as amended by the amendments more particularly described below, collectively the "Lease"), by which Tenant leased 12,078 rentable square feet on the fifth (5th) floor of the Building; and

         WHEREAS, by Amendment No. 1 to Lease dated as of June 9, 1999 (the "First Amendment"), Tenant leased an additional 19,422 rentable square feet on the fifth (5th) floor of the Building, thereby increasing the size of the entire Premises to 31,500 rentable square feet; and

         WHEREAS, by Amendment No. 2 to Lease dated November 9, 1999 (the "Second Amendment"), Tenant leased an additional 15,600 rentable square feet of space on the ninth (9th) floor in the Building (the "Ninth Floor Space"), thereby increasing the size of the entire Premises to 47,100 rentable square feet; and

         WHEREAS, by Amendment No. 3 to Lease dated January 20, 2000 (the "Third Amendment") the parties set forth, among other things, various agreements regarding the commencement of the Lease, and costs and allowances associated with the Construction Work and the Improvements, as said terms are defined in the Initial Lease and the First Amendment; and

         WHEREAS, by this Fourth Amendment, Tenant wishes to lease an additional 9,052 rentable square feet of space on the sixth (6th) floor in the Building ("Sixth Floor Space"), thereby increasing the size of the entire Premises to 56,152 rentable square feet; and

         WHEREAS, the term for the lease of said portion of the Sixth Floor shall commence upon the date on which Tenant receives written notice from Landlord that the Sixth Floor Space is "Substantially Complete", as said term is defined herein (the "Sixth Floor Commencement Date"), and end December 31, 2002 (said period being referred to hereinafter as the "Sixth Floor Term"), unless otherwise extended, as provided for herein.
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         WHEREAS, Landlord and Tenant wish to execute an amendment of the Lease stating, among other things, the new area of the Premises, the requirement of a security deposit, the rent and term for the Sixth Floor Space, and Tenant's Proportionate Share.

         NOW, THEREFORE, the parties to this Fourth Amendment, in consideration of the covenants hereinafter contained and the sum of One Dollar ($1.00) to each party paid by the other, the receipt of which is hereby acknowledged, do covenant and agree as follows:

         1. Unless otherwise stated herein, this Fourth Amendment is effective on the Sixth Floor Commencement Date. Further, all capitalized terms used in this Forth Amendment, but not defined herein, shall have the same meanings ascribed thereto in the Lease.

         2. The Premises shall be increased and expanded to include the Sixth Floor Space which is comprised of approximately 9,052 rentable square feet, as more particularly shown on Exhibit A attached hereto and made a part hereof. The provisions of this paragraph shall be deemed a grant of lease.

         3. Tenant shall continue to make all payments of Base Rent and Additional Rent as set forth in the Lease, and shall make all payments of the Ninth Floor Space Rent as set forth in the Second Amendment during the Sixth Floor germ, the Ninth Floor Space Term, and for the remaining term of the Lease. In addition to said payments, and not in lieu thereof, commencing on the Sixth Floor Commencement Date, and continuing for the duration of the Sixth Floor Term, Tenant shall pay base rent for the Sixth Floor Space ("Sixth Floor Space Rent") pursuant to the following schedule: One Hundred Twenty-Eight Thousand Nine Hundred Ninety-One and 00/100 Dollars ($128,991.00) per annum (based on a per rentable square foot per annum rate of $14.25 and 9,052 rentable square feet), which shall be payable in advance in equal monthly installments of Ten Thousand Seven Hundred Forty-Nine and 25/100 ($10,749.25).

         4. Commencing as of the Sixth Floor Commencement Date and continuing for the duration of the Sixth Floor Term, as the same may be extended pursuant to Paragraph 5 below, the paragraph entitled "Tenant's Proportionate Share" in Paragraph 3 of the Lease, as amended by Paragraph 4(b) of the First Amendment, and as further amended by Paragraph 8 of the Second Amendment, is hereby amended by deleting the term "17.64% " and inserting the term "21.03% " in lieu thereof, which percentage is obtained by dividing the number of rentable square feet in the Premises (56,152) by the number of rentable square feet in the Building (267,052). If Tenant has not elected to extend the Sixth Floor Term as aforesaid, then as of the first day following the expiration of the Sixth Floor Space (i.e. January 1, 2003), the term "Tenant's Proportionate Share" shall be modified either (i) by deleting the term "21.03%" and substituting the term "11.80%" in lieu thereof in the event that the Ninth Floor Space Term is not extended pursuant to Paragraph 8 of the Second Amendment and thereby expires concurrently with the expiration of the Sixth Floor Space, or (ii) in the event that the Ninth Floor Space Term is extended pursuant to Paragraph 8 of the Second Amendment, by deleting the term "21.03%" and substituting the term "17.64%" in lieu thereof. Further, Tenant shall be solely responsible for the payment of all electricity furnished to the Sixth Floor Space. If the Sixth Floor Space is separately submetered, as may be required by Landlord in its sole discretion, Tenant shall pay for all of its electricity usage directly to the local utility server and the costs of any submetering shall be borne by Tenant. In the event the Sixth Floor Space is not separately metered, then the cost to Landlord
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                                      -3-


for furnishing electricity to the Sixth Floor Space shall be deemed "Electricity Charges," as that term is defined in the Lease, and all such Electricity Charges shall be included in "Operating Expenses," as that term is defined in the Lease.

         5. Provided Tenant is not then in default under any of the terms and conditions of the Lease, as amended, Tenant shall have the right (the "Extension Right") to extend the Sixth Floor Space Term for a period of time as shall be coterminous with the "Expiration Date" of the Lease, as that term is defined in the Lease (the "Extension Period"). The parties hereby stipulate and agree that the Expiration Date of the Lease and, therefore, the expiration date of the Extension Period (if exercised) is May 31, 2005. Tenant's Extension Right shall be subject to the following terms and conditions. The Extension Right shall be exercised by Tenant delivering written notice to Landlord at least six (6) months prior to the expiration of the Sixth Floor Space Term. The Extension Period shall be subject to all of the terms and conditions of the Lease, as amended, and the Sixth Floor Space Rent shall remain the same as in effect during the last month prior to the Extension Period.

         6. Tenant shall, upon the execution of this Lease, deposit with Landlord the sum of Ten Thousand Seven Hundred Forty-Nine and 25/100 Dollars ($10,749.25) (the "Security Deposit"). The Security Deposit shall be in addition to, and not in lieu of, the obligations of Tenant to deposit with Landlord certain irrevocable letter(s) of credit, as more particularly set forth in Paragraph 4 of the Initial Lease. The Security Deposit shall be held by Landlord as security for faithful performance by Tenant of all the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other sum resulting from said failure. If Landlord so uses or applies all or a portion of the Security Deposit, Tenant shall, within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts or to pay any interest on the Security Deposit.

         7. Landlord shall provide Tenant an allowance (the "Allowance") of up to Ten and 00/100 Dollars ($10.00) per rentable square foot of the Sixth Floor Space to be applied against "Tenant's Costs", associated with the design, fixturing, or furnishing of the Sixth Floor Space (the "Sixth Floor Improvements"). For the purposes hereof, "Tenant's Costs" shall be the contract price paid by Landlord for the Sixth Floor Improvements, as the same may have been revised by any change orders, plus the following: (i) permit fees; (ii) space planning and other design costs; (iii) fees of a third party construction manager; (iv) fees of architects and engineers in connection with the design of the Sixth Floor Improvements; (v) general contractor profit and overhead; (vi) administrative fees of Landlord in connection with overseeing the design and construction of the Sixth Floor Improvements; (vii) the cost of installing a submeter in the Sixth Floor Space for measuring Tenant's electrical consumption; and (viii) all other costs and expenses in connection with the design and construction of the Sixth Floor Improvements, but shall not include the cost for any base building work. "Substantial Completion" and "Substantially Complete" shall mean that construction of the Sixth Floor Improvements have been completed subject only to normal punch list items that will not materially interfere with Tenant's business operations in the Sixth Floor Space.
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                                      -4-


         8. If Tenant's costs for the Sixth Floor Improvements exceed the Allowance, then Tenant shall pay Landlord such excess within ten (10) days after receipt of such final accounting as Additional Rent. If any surplus exists from the Allowance after having been applied toward Tenant's Costs, the same shall be retained by Landlord.

         9. Tenant shall use and occupy the Sixth Floor Space as provided in Paragraph 2(c) of the Lease.

         10. Throughout the Sixth Floor Space Term, in addition to the number of parking spaces allotted to Tenant pursuant to Paragraph 1(B) of the Lease, as amended by Paragraph 3(c) of the First Amendment, and Paragraph 9 of the Second Amendment, Landlord shall provide Tenant with two (2) (unreserved parking spaces on the property for every 1,000 rentable square feet of the Sixth Floor Space, which, based on 9,052 rentable square feet, equates to eighteen (18) unreserved parking spaces. Tenant shall have no further right to use said additional parking spaces following the expiration of the Sixth Floor Space Term or any earlier termination of the Lease.

         11. Each party represents to the other that it has not dealt with any broker, agent or other intermediary who is or may be entitled to be paid a broker commission or finder's fee in connection with this Fourth Amendment other than Insignia/ESG, Inc. ("Landlord's Broker") and Sentry Commercial Real Estate Services, Inc. ("Tenant's Broker"). Landlord shall be responsible for the payment of any such fee due Landlord's Broker in connection herewith and Landlord's Broker shall in turn be responsible for payment of any such fee due Tenant's Broker in connection herewith pursuant to a separate agreement between Landlord' Broker and Tenant's Broker. Each party agrees to indemnify the other and hold it harmless from all liabilities arising from breach of the representations stated above. The representations and obligations contained in this Paragraph 11 shall survive the termination of the Lease.
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                                      -5-

         12. Except as modified by this Fourth Amendment, the terms and provisions of the Lease are hereby confirmed and ratified, and that instrument shall remain in full force and effect as modified herein.

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Fourth Amendment as of the day and year first above written.

SIGNED, SEALED, AND DELIVERED
IN THE PRESENCE OF:                          LANDLORD:

                                             LONG WHARF DRIVE, LLC


/s/ Troy M. Riccitelli                       By: /s/(illegible)
--------------------------                      --------------------------------
    Troy M. Riccitelli
                                             Its:
--------------------------                       -------------------------------


                                             TENANT:

                                             dsl.net, incorporated

(illegible)                                  By: /s/ Alan Bolduc
--------------------------                      --------------------------------
                                                 VP Operations
/s/ Sharon Allen                             Its: Authorized Signatory
--------------------------

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                                      -6-


                                    EXHIBIT A

                                   Sixth Floor
                              545 Long Wharf Drive
                                  New Have, CT
                                 Existing Layout



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